UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2009

ATS Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7925 Jones Branch Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 766-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K dated June 1, 2009, filed by ATS Corporation (the “Company” or “ATS”) with the Securities and Exchange Commission on June 1, 2009 announcing the departure of a board member of the Company and the appointment of a new board member of the Company.  The information previously reported in the Form 8-K is hereby incorporated by reference into this Form 8-K/A.

This Form 8-K/A amends Item 5.02 to provide that Kevin Flannery, appointed to the Company’s board effective June 1, 2009, will serve as a member of the Compensation Committee, rather than  the Audit Committee, as previously reported.

In addition, one of the Company’s existing directors, Jack Tomarchio, will now serve on the Audit Committee and no longer serve on the Compensation Committee, also effective June 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 5, 2009

ATS CORPORATION

By:	/s/ Dr. Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman, President and Chief Executive Officer